Exhibit 99.1

M/I Homes Reports
2017 First Quarter Results

Columbus, Ohio (April 26, 2017) - M/I Homes, Inc. (NYSE:MHO) announced results for the three months ended March 31, 2017.

2017 First Quarter Highlights:

•	Pre-tax income of $26.3 million compared to $14.7 million in 2016

•	Pre-tax income increased 56%, excluding $2.2 million of pre-tax charges for stucco-related repairs in 2016

•	Net income of $16.9 million ($0.55 per diluted share)

•	Record revenue of $407 million, a 25% increase from 2016

•	Record homes delivered of 1,038, an 18% increase from 2016

•	New contracts of 1,454, an 11% increase from 2016 and an all-time quarterly record

•	Average home closing price increased 6% to $373,000

•	Backlog sales value increased 14% to $834 million; backlog units increased 13% to 2,220

For the first quarter of 2017, the Company reported net income of $16.9 million, or $0.55 per diluted share. This compares to net income of $9.2 million, or $0.30 per diluted share, for the first quarter of 2016. The first quarter of 2016 included a $1.3 million after-tax charge for stucco-related repairs in certain of our Florida communities.

New contracts for the first quarter reached an all-time quarterly record of 1,454, increasing 11% from the 1,314 contracts recorded in 2016's first quarter. Homes delivered in 2017’s first quarter increased 18% to a first quarter record of 1,038. This compares to 876 homes delivered in 2016’s first quarter. Homes in backlog at March 31, 2017 had a total sales value of $834 million, a 14% increase over a year ago, with backlog units of 2,220 and an average sales price of $376,000. At March 31, 2016, backlog sales value was $730 million, with backlog units of 1,969 and an average sales price of $371,000. M/I Homes had 184 active communities at March 31, 2017 compared to 181 at March 31, 2016. The Company's cancellation rate was 14% in the first quarter of 2017 compared to 11% in 2016's first quarter.

Robert H. Schottenstein, Chief Executive Officer and President, commented, “We had a very strong first quarter highlighted by a 56% increase in pre-tax income, a 170 basis point increase in our operating margin, and a number of record-setting achievements. We had record first quarter revenue of $407 million, record first quarter homes delivered of 1,038, and record new contracts of 1,454. Homes delivered were 18% higher than 2016’s first quarter and new contracts improved by 11%. In addition, first quarter backlog reached a 10-year high with a sales value of $834 million - 14% better than a year ago. We were very pleased with our gross margin improvement, and our operating margin rose to 7.8%. We also opened a record 24 new communities during the quarter, increasing our community count to 184.”

Mr. Schottenstein continued, “We are off to a very good start in 2017. We have a healthy backlog and housing market conditions remain favorable throughout most of our markets. Our financial condition is strong with shareholders’ equity of $672 million and homebuilding debt to capital of 45%. We will continue to focus on increasing profitability, growing our market share, and investing in attractive land opportunities.”

The Company will broadcast live its earnings conference call today at 4:00 p.m. Eastern Time. To listen to the call live, log on to the M/I Homes' website at mihomes.com, click on the “Investors” section of the site, and select “Listen to the Conference Call.” A replay of the call will continue to be available on our website through April 2018.

M/I Homes, Inc. is one of the nation’s leading builders of single-family homes, having sold over 101,500 homes. The Company’s homes are marketed and sold primarily under the trade names M/I Homes and Showcase Collection (exclusively by M/I Homes), and also currently operates under the name Hans Hagen Homes in its Minneapolis/St. Paul, Minnesota market. The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Indianapolis, Indiana; Chicago, Illinois; Minneapolis/St. Paul, Minnesota; Tampa, Sarasota and Orlando, Florida; Austin, Dallas/Fort Worth, Houston and San Antonio, Texas; Charlotte and Raleigh, North Carolina; and the Virginia and Maryland suburbs of Washington, D.C.

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve a number of risks and uncertainties. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors, including, without limitation, factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities, construction defect, product liability and warranty claims and various governmental rules and regulations, as more fully discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. We undertake no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

Contact M/I Homes, Inc.
Kevin C. Hake, Senior Vice President, Treasurer, (614) 418-8227
Ann Marie W. Hunker, Vice President, Controller, (614) 418-8225

M/I Homes, Inc. and Subsidiaries
Summary Statement of Income (Unaudited)
(Dollars and shares in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2017	2016
New contracts	1,454	1,314
Average community count	181	178
Cancellation rate	14%	11%
Backlog units	2,220	1,969
Backlog value	$834,415	$729,950
Homes delivered	1,038	876
Average home closing price	$373	$353

Homebuilding revenue:
Housing revenue	$387,458	$309,247
Land revenue	5,215	5,070
Total homebuilding revenue	$392,673	$314,317

Financial services revenue	14,307	10,053
Total revenue	$406,980	$324,370

Cost of sales - operations	320,281	258,017
Cost of sales - stucco-related charges	—	2,155
Gross margin	$86,699	$64,198
General and administrative expense	27,760	22,259
Selling expense	27,283	22,266
Operating income	$31,656	$19,673
Equity in income from joint venture arrangements	(17)	(307)
Interest expense	5,338	5,265
Income before income taxes	$26,335	$14,715
Provision for income taxes	9,452	5,526
Net income	$16,883	$9,189
Preferred dividends	1,219	1,219
Net income to common shareholders	$15,664	$7,970

Earnings per share:
Basic	$0.63	$0.32
Diluted	$0.55	$0.30

Weighted average shares outstanding:
Basic	24,738	24,657
Diluted	30,329	30,032

M/I Homes, Inc. and Subsidiaries
Summary Balance Sheet and Other Information (unaudited)
(Dollars in thousands, except per share amounts)

	As of
	March 31,
	2017	2016
Assets:
Total cash, and cash equivalents and restricted cash	$38,898	$34,321
Mortgage loans held for sale	113,596	94,438
Inventory:
Lots, land and land development	616,239	596,072
Land held for sale	10,475	13,801
Homes under construction	538,758	439,328
Other inventory	121,146	104,336
Total Inventory	$1,286,618	$1,153,537

Property and equipment - net	22,338	22,740
Investments in joint venture arrangements	24,218	25,693
Deferred income taxes, net of valuation allowance	30,449	55,860
Other assets	56,148	50,123
Total Assets	$1,572,265	$1,436,712

Liabilities:
Debt - Homebuilding Operations:
Senior notes due 2021 - net	$295,953	$294,904
Convertible senior subordinated notes due 2017 - net	57,237	56,662
Convertible senior subordinated notes due 2018 - net	85,600	84,891
Notes payable bank - homebuilding	110,900	114,500
Notes payable - other	7,022	8,805
Total Debt - Homebuilding Operations	$556,712	$559,762

Notes payable bank - financial services operations	106,937	87,186
Total Debt	$663,649	$646,948

Accounts payable	94,403	81,594
Other liabilities	142,501	103,565
Total Liabilities	$900,553	$832,107

Shareholders' Equity	671,712	604,605
Total Liabilities and Shareholders' Equity	$1,572,265	$1,436,712

Book value per common share	$25.07	$22.48
Homebuilding debt / capital ratio(1)	45%	48%

(1)
The ratio of homebuilding debt to capital is calculated as the carrying value of our homebuilding debt outstanding divided by the sum of the carrying value of our homebuilding debt outstanding plus shareholders’ equity.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(Dollars in thousands)

	Three Months Ended
	March 31,
	2017	2016
Adjusted EBITDA(1)	$39,324	$27,233

Cash flow (used in) provided by operating activities	$(23,275)	$1,415	(2)
Cash provided by (used in) investing activities	$3,206	$(13,552)	(2)
Cash provided by financing activities	$24,526	$33,357

Land/lot purchases	$81,833	$51,973
Land development spending	$39,572	$32,194
Land sale revenue	$5,215	$5,070
Land sale gross profit	$376	$729

Financial services pre-tax income	$8,562	$5,891

(1)	See "Non-GAAP Financial Results" table below.

(2)	During 2016, we elected to early-adopt Accounting Standards Update 2016-18, Statement of Cash Flows: Restricted Cash. Certain amounts above have been adjusted to apply the new method retrospectively.

M/I Homes, Inc. and Subsidiaries
Non-GAAP Financial Results (3)
(Dollars in thousands)

	Three Months Ended
	March 31,
	2017	2016
Net income	$16,883	$9,189
Add:
Provision for income taxes	9,452	5,526
Interest expense net of interest income	4,612	4,835
Interest amortized to cost of sales	3,766	3,544
Depreciation and amortization	3,583	3,223
Non-cash charges	1,028	916
Adjusted EBITDA	$39,324	$27,233

M/I Homes, Inc. and Subsidiaries
Non-GAAP Reconciliation (3)
(Dollars and shares in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2017	2016
Total revenue	$406,980	$324,370

Gross margin	$86,699	$64,198
Add: Stucco-related charges	—	2,155
Adjusted gross margin	$86,699	$66,353

Gross margin percentage	21.3%	19.8%
Adjusted gross margin percentage	21.3%	20.5%

Income before income taxes	$26,335	$14,715
Add: Stucco-related charges	—	2,155
Adjusted net income before income taxes	$26,335	$16,870

Net income	$16,883	$9,189
Add: Stucco-related charges - net of tax	—	1,336
Adjusted net income	$16,883	$10,525

Stucco-related charges - net of tax	$—	$1,336
Divided by: Diluted weighted average shares outstanding	30,329	30,032
Diluted earnings per share related to stucco-related charges	$—	$0.04
Add: Diluted earnings per share	0.55	0.30
Adjusted diluted earnings per share	$0.55	$0.34

(3)
We believe these non-GAAP financial measures are relevant and useful to investors in understanding our operations, and may be helpful in comparing us with other companies in the homebuilding industry to the extent they provide similar information. These non-GAAP financial measures should be used to supplement our GAAP results in order to provide a greater understanding of the factors and trends affecting our operations.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data

NEW CONTRACTS
	Three Months Ended
	March 31,
			%
Region	2017	2016	Change
Midwest	556	495	12%
Southern	590	492	20%
Mid-Atlantic	308	327	(6)%
Total	1,454	1,314	11%

HOMES DELIVERED
	Three Months Ended
	March 31,
			%
Region	2017	2016	Change
Midwest	379	322	18%
Southern	419	350	20%
Mid-Atlantic	240	204	18%
Total	1,038	876	18%

BACKLOG
	March 31, 2017			March 31, 2016
		Dollars	Average		Dollars	Average
Region	Units	(millions)	Sales Price	Units	(millions)	Sales Price
Midwest	934	$373	$400,000	845	$330	$391,000
Southern	845	$295	$349,000	702	$247	$352,000
Mid-Atlantic	441	$166	$377,000	422	$153	$361,000
Total	2,220	$834	$376,000	1,969	$730	$371,000

LAND POSITION SUMMARY
	March 31, 2017			March 31, 2016
	Lots	Lots Under		Lots	Lots Under
Region	Owned	Contract	Total	Owned	Contract	Total
Midwest	3,591	5,779	9,370	3,488	5,003	8,491
Southern	4,859	6,211	11,070	4,630	5,132	9,762
Mid-Atlantic	1,952	2,028	3,980	2,750	1,259	4,009
Total	10,402	14,018	24,420	10,868	11,394	22,262